FOR IMMEDIATE RELEASE
Lisa Mueller THQ Investor Relations 818/871-5125 Angela Emery THQ Corporate Communications 818/871-8650

THQ REPORTS FISCAL 2012 FOURTH QUARTER AND YEAR END RESULTS

AGOURA HILLS, Calif., May 15, 2012 -- THQ Inc. (NASDAQ: THQI) today reported financial results for the fourth quarter and fiscal year ended March 31, 2012.

(in millions, except per share data)	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
Net Sales - GAAP	$184.2	$124.2	$830.8	$665.3
Net Sales - Non-GAAP	$170.7	$248.6	$835.9	$802.3

Net Loss - GAAP	$(53.2)	$(44.1)	$(239.9)	$(136.1)
Net Income (Loss) - Non-GAAP	$(8.0)	$10.5	$(95.2)	$(16.0)

Diluted Loss Per Share - GAAP	$(0.78)	$(0.65)	$(3.51)	$(2.00)
Diluted Earnings (Loss) Per Share - Non-GAAP	$(0.12)	$0.15	$(1.39)	$(0.24)

Financial Highlights

•	Q4 Non-GAAP net sales were $170.7 million, at the high end of revised guidance of $160 - $170 million.

•	Q4 Non-GAAP earnings (loss) per share was ($0.12), consistent with revised guidance of ($0.10) – ($0.20).

•
The company ended the quarter with $76.0 million in cash and equivalents. The company had no outstanding borrowings on its $50.0 million credit facility, and did not borrow against the facility during the quarter. With its focused product plan, leaner cost structure, cash balance, and existing credit facility, THQ believes it has adequate resources to execute on its plan and deliver its strong multi-year pipeline of games.

•	A reconciliation of GAAP to non-GAAP results is provided in the accompanying financial tables, and a supplemental consolidated reconciliation can be found at http://investor.thq.com.

“We exceeded our initial fourth quarter guidance for net sales, earnings and cash position, driven by high quality core games with a significant digital component, which is the blueprint for our future,” said THQ President and CEO Brian Farrell. “We have made significant changes to our business, and are on track to execute our strategy of delivering quality connected core gaming experiences, beginning with the sequel to the award-winning Darksiders in August.”

FISCAL 2012 HIGHLIGHTS AND RECENT DEVELOPMENTS

Product Highlights

•	With more than 11 million units shipped globally, Saints Row® is firmly established as THQ’s most successful owned-IP franchise.

◦
To date THQ has shipped more than 4.25 million units of Saints Row®: The Third™, which achieved an average Metacritic score of 83. The game has generated the highest digital revenue of any console title in the company’s history.

◦
The company announced a standalone franchise extension, Saints Row®: The Third™– Enter The Dominatrix™. Scheduled for release in September 2012, the new story builds upon Saints Row’s signature over-the-top action by dropping the leader of the Saints in a diabolical virtual reality, and includes the most-requested gameplay features from the Saints Row community.

•
The company announced development of a sequel to its highly-acclaimed PC strategy game, Company of Heroes®. The original is currently the highest-rated strategy title of all time (with five or more reviews), according to Gamerankings.com, and achieved an average Metacritic score of 93. The sequel takes the game’s action from the Western front of WWII to the frozen frontlines of war in Russia. With a strong post-launch digital content plan, Company of Heroes® 2 is scheduled for release in early calendar 2013.

•
THQ’s digital revenues for the fourth quarter of 2012 were $18 million, 44 percent higher than the year-ago quarter. Digital revenues for the four quarters of the 2012 fiscal year were $59 million, 62 percent higher than the 2011 fiscal year.

•
WWE® ‘12 has shipped more than 2.2 million units since its launch in November 2011. The successful rebranding of this annual franchise has led to higher sell-through to date, which is up approximately 20 percent on like-for-like platforms in North America versus the year-ago title.

•
The latest installment of the UFC franchise, UFC® Undisputed® 3, received highly-favorable critical reviews at launch, achieving an average Metacritic score of 86. To date, THQ has shipped 1.4 million units of the title since its mid-February 2012 launch.

FISCAL 2013 PRODUCT LINEUP

THQ has announced the following core releases scheduled through fiscal 2013:

Title	Platforms	Planned Release
Darksiders® II	Console, PC	August 2012
Saints Row®: The Third™ – Enter The Dominatrix™	Console, PC	September 2012
Annual WWE Game	Console, PC	Q3 FY13
Company of Heroes® 2	PC	Q4 FY13
Metro: Last Light	Console, PC	Q4 FY13
South Park: The Game	Console, PC	Q4 FY13

RESTRUCTURING AND BUSINESS REALIGNMENT

The company exited the traditional kids’ licensed games business, and streamlined its product line, organization, and cost structure to support a smaller company positioned for sustained profitability.

•
The realignment plan, when fully realized in fiscal 2013, is expected to result in a reduction of product development expenditures, selling and marketing expenses, and general and administrative expenses totaling $180 million from the company’s annualized run rate.

•
The company has reduced its future kids’ license commitments by approximately $30 million. In addition, the company is no longer manufacturing software and hardware for the uDraw GameTablet. Based upon sell-through in North America of approximately 84 percent of units shipped, THQ expects to be able to sell its remaining inventory in fiscal ’13 at its current carrying value.

•
During the fiscal fourth quarter, the company recorded approximately $62.8 million in non-GAAP business realignment and related expenses, which include cash costs of approximately $8.4 million related to severance and other employee-related costs, and non-cash charges of approximately $52.6 million related to decisions made to cancel and reconfigure titles.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2012 fourth quarter results and fiscal 2013 first quarter and full year guidance today at 2:00 p.m. Pacific/5:00 p.m. Eastern. Please dial (877) 356-8075 domestic or (706) 902-0203 international, conference ID 72879879, to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com. The online archive of the broadcast will be available approximately two hours after the live call ends. In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through May 17, 2012 by dialing (855) 859-2056 domestically, or (404) 537-3406 internationally, conference ID 72879879.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the impact of the following:

•	stock-based compensation expense,

•	certain deferred revenue and related costs,

•	business realignment and related expenses,

•	capitalized interest, and

•	other significant charges and benefits.

Non-GAAP results also include the impact of any foreign currency fluctuations on our available-for-sale investment securities, when classified in equity for GAAP purposes.

For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The company excludes these items from its non-GAAP financial measures primarily because its management does not believe they reflect the company's primary business, ongoing operating results or future outlook. THQ's management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in this earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company's management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside of the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ's stock price, interest rates and the volatility of the company's stock price. Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game, such as online services, and recognizes that revenue upon the delivery of the undelivered elements or over the estimated service period as applicable. As there is no impact to its operating cash flow, THQ's management excludes the impact of deferred net revenue and related costs when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, we believe these measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and consistency with industry data sources.

Business Realignment and Related Expenses. Although THQ has incurred business realignment expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. THQ’s management does not believe these charges reflect the company's primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses and related charges from its non-GAAP financial measures.

Impact of Capitalized Interest. The company capitalizes interest expense and other financing costs as a component of capitalized software development. THQ's management considers interest cost to be a financing cost in the period in which it is incurred, and thus excludes the impact of the capitalization of interest costs to software development and the subsequent amortization expense when evaluating the company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Other significant charges and benefits. THQ does not consider certain significant charges and benefits that are related to discrete events or market conditions to be indicative of ongoing operating results or future outlook. As a result, the company believes it is appropriate to exclude expenses and benefits such as legal settlements or market-related impairments, from its non-GAAP financial measures.

Fiscal Periods
Our fiscal year ends on the Saturday nearest March 31st. For simplicity, we present all fiscal periods as ending on a calendar month end. In fiscal 2012, our fourth quarter and fiscal year ended on March 31, 2012. Our fiscal 2011 fourth quarter and fiscal year ended on April 2, 2011.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers, wireless devices and the Internet. Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific. More information about THQ and its products may be found at http://www.thq.com/. THQ, Company of Heroes, Darksiders, Devils’ Third, Saints Row, Saints Row: The Third, Saints Row: The Third – Enter the Dominatrix and their respective logos are trademarks and/or registered trademarks of THQ Inc.
All other trademarks are property of their respective owners.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ"), including, but not limited to, expectations with respect to its resources and ability to execute on its business plan, future financial expectations and estimated product release dates. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2011 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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FINANCIAL TABLES TO FOLLOW

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011

Net sales	$184,235	$124,237	$830,841	$665,258
Cost of sales:
Product costs	73,655	52,463	353,597	272,021
Software amortization and royalties	90,532	24,711	308,051	129,237
License amortization and royalties	15,731	9,039	74,632	118,287
Total cost of sales	179,918	86,213	736,280	519,545

Gross profit	4,317	38,024	94,561	145,713
Operating expenses:
Product development	14,681	27,007	89,526	79,374
Selling and marketing	25,073	47,904	189,110	156,075
General and administrative	13,569	12,229	48,712	45,356
Restructuring	1,341	455	6,803	602
Total operating expenses	54,664	87,595	334,151	281,407

Operating loss	(50,347)	(49,571)	(239,590)	(135,694)
Interest and other income (expense), net	999	4,882	5,143	524
Loss before income taxes	(49,348)	(44,689)	(234,447)	(135,170)
Income taxes	3,890	(633)	5,500	928
Net loss	$(53,238)	$(44,056)	$(239,947)	$(136,098)

Loss per share — basic	$(0.78)	$(0.65)	$(3.51)	$(2.00)
Loss per share — diluted	$(0.78)	$(0.65)	$(3.51)	$(2.00)

Shares used in per share calculation — basic	68,437	68,119	68,369	67,910
Shares used in per share calculation — diluted	68,437	68,119	68,369	67,910

THQ Inc. and Subsidiaries
Reconciliation of GAAP net loss to Non-GAAP net income (loss) (a)
(In thousands, except per share data)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
Net sales	$184,235	$124,237	$830,841	$665,258
Changes in deferred net revenue	(13,543)	124,316	5,055	137,075
Non-GAAP net sales	$170,692	$248,553	$835,896	$802,333

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
Operating loss	$(50,347)	$(49,571)	$(239,590)	$(135,694)
Non-GAAP adjustments affecting operating loss:
Changes in deferred net revenue	(13,543)	124,316	5,055	137,075
Changes in deferred cost of sales	(12,206)	(67,262)	(6,318)	(68,518)
Business realignment and related expenses (b)	64,694	2,232	117,566	13,145
License impairment charges (c)	—	—	—	30,296
Stock-based compensation	1,109	2,017	5,762	8,843
Amortization of capitalized interest (d)	3,293	672	8,022	672
Total non-GAAP adjustments affecting operating loss	43,347	61,975	130,087	121,513
Non-GAAP operating income (loss)	$(7,000)	$12,404	$(109,503)	$(14,181)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2012	2011	2012	2011
Net loss	$(53,238)	$(44,056)	$(239,947)	$(136,098)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	43,347	61,975	130,087	121,513
Gain on sale of investments (e)	—	—	—	(107)
Capitalized interest expense (d)	(1,511)	(4,990)	(6,231)	(4,990)
Business realignment and related expenses (b)	(1,897)	—	(1,462)	—
Interest and other income (expense), net	—	—	—	(72)
Income tax adjustments (f)	5,301	(2,477)	22,308	3,752
Non-GAAP net income (loss)	$(7,998)	$10,452	$(95,245)	$(16,002)

Non-GAAP earnings (loss) per share — diluted (g)	$(0.12)	$0.15	$(1.39)	$(0.24)
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Notes:

(a)	See explanation above regarding the company's practice on reporting non-GAAP financial measures.

(b)
Business realignment and related expenses in the three months ended March 31, 2012 reflect actions taken through March 31, 2012 and include: non-cash software development charges of approximately $52.6 million related to decisions made to cancel and reconfigure titles; a net loss of approximately $2.4 million related to license negotiations; $8.4 million of cash charges for severance and other employee-related costs; and a net gain of $0.6 million related to the March 2012 sale of our value PC product line, partially offset by changes in estimates related to contract and lease terminations, and long-lived asset write-offs.

(c)
Included in "Cost of sales-License amortization and royalties" in our GAAP statement of operations for the twelve months ended March 31, 2011 is a $30.3 million impairment charge on kids movie-based licenses.

(d)	Represents interest expense capitalized to software development and subsequent amortization.

(e)	Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.

(f)	For non-GAAP purposes, the company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

(g)	Non-GAAP earnings (loss) per share has been calculated using diluted shares before applying the “if-converted” method relative to the
Notes issued in August 2009.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	March 31, 2012	March 31, 2011
ASSETS
Cash and cash equivalents	$75,977	$85,603
Accounts receivable, net of allowances	17,948	161,574
Inventory	18,485	31,905
Licenses	21,927	32,869
Software development	105,220	222,631
Deferred income taxes	5,732	8,200
Income taxes receivable	687	—
Prepaid expenses and other current assets	46,011	56,908
Total current assets	291,987	599,690
Property and equipment, net	22,132	28,960
Licenses, net of current portion	42,594	85,367
Software development, net of current portion	25,348	49,858
Deferred income taxes	—	516
Other long-term assets, net	12,687	10,014
TOTAL ASSETS	$394,748	$774,405

LIABILITIES AND EQUITY
Accounts payable	$42,905	$100,550
Accrued and other current liabilities	83,088	137,922
Deferred revenue, net	144,686	141,060
Total current liabilities	270,679	379,532
Other long-term liabilities	53,837	88,042
Convertible senior notes	100,000	100,000
Total liabilities	424,516	567,574
Total stockholders' equity	(29,768)	206,831
TOTAL LIABILITIES AND EQUITY	$394,748	$774,405

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information
(In thousands)

	Three Months Ended				Twelve Months Ended
Platform Revenue Mix	March 31, 2012		March 31, 2011		March 31, 2012		March 31, 2011
Consoles
Microsoft Xbox 360	$56,905	33.3%	$91,223	36.7%	$306,423	36.7%	$201,851	25.2%
Sony PlayStation 3	50,690	29.7	64,190	25.8	229,220	27.4	170,811	21.3
Nintendo Wii	21,794	12.8	46,546	18.7	119,546	14.3	220,140	27.4
Sony PlayStation 2	370	0.2	4,361	1.8	3,329	0.4	24,194	3.0
	129,759	76.0	206,320	83.0	658,518	78.8	616,996	76.9
Handheld
Nintendo Dual Screen	28,954	17.0	11,969	4.8	110,070	13.2	97,869	12.2
Sony PlayStation Portable	1,398	0.8	5,495	2.2	7,727	0.9	29,777	3.7
Wireless	887	0.5	759	0.3	2,709	0.3	5,551	0.7
	31,239	18.3	18,223	7.3	120,506	14.4	133,197	16.6

PC	9,694	5.7	24,010	9.7	56,872	6.8	52,140	6.5
Non-GAAP net sales	170,692	100.0%	248,553	100.0%	835,896	100.0%	802,333	100.0%
Changes in deferred net revenue	13,543		(124,316)		(5,055)		(137,075)
Net sales	$184,235		$124,237		$830,841		$665,258

Geographic Revenue Mix
Domestic	$121,606	71.2%	$137,657	55.4%	$515,597	61.7%	$524,498	65.4%
Foreign	49,086	28.8	110,896	44.6	320,299	38.3	277,835	34.6
Non-GAAP net sales	170,692	100.0%	248,553	100.0%	835,896	100.0%	802,333	100.0%
Changes in deferred net revenue	13,543		(124,316)		(5,055)		(137,075)
Net sales	$184,235		$124,237		$830,841		$665,258